Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS

ANNOUNCES ITS SECOND QUARTER FINANCIAL RESULTS

Pompano Beach, Florida, October 18, 2010 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended September 30, 2010.  Net sales for the quarter ended September 30, 2010 were $61.2 million, compared to $62.4 million for the quarter ended September 30, 2009, a decrease of 1.9%.  Net sales for the six months ended September 30, 2010 were $135.6 million, compared to $139.6 million for the quarter ended September 30, 2009, a decrease of 2.9%.  Net income was $5.0 million, or $0.22 diluted per share, for the quarter ended September 30, 2010, compared to net income of $6.3 million, or $0.28 diluted per share, for the quarter ended September 30, 2009, a 20% decrease to EPS.  Net income was $12.2 million, or $0.54 diluted per share, for the six months ended September 30, 2010, compared to net income of $14.3 million, or $0.63 diluted per share, for the six months ended September 30, 2009, a 15% decrease to EPS.  Reorder sales increased by 4.6%, from $45.8 million to $47.9 million for the quarters ended September 30, 2009 and 2010, respectively.  Reorder sales for the six months ended September 30, 2010 were $105.5 million, compared to $99.8 million for the six months ended September 30, 2009, an increase of 5.7%.

Menderes Akdag, President and CEO, commented: “It has been another challenging quarter due to our having to pay more to advertise, combined with consumers giving greater consideration to price and reducing their usage of the product categories we offer.  Our online sales continued to increase, by 4.1% to $43.9 million for the quarter compared to $42.2 million for the prior quarter, with approximately 72% of our orders being generated from our website during the quarter compared to 67% in the prior quarter.  During the quarter we bought back approximately 222,000 shares of our own common shares for $3.5 million, and increased our quarterly dividend, from $0.10 per share to $0.125 per share, an increase of 25%.  Our focus in fiscal 2011 continues to be conversion optimization, and the expansion of our product offerings into pet supplies.”

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results.  To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (210) 234-0009.  Callers will be required to supply PETMEDS as the passcode.  For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on October 18, 2010 until November 1, 2010 at 11:59 P.M.  To access the replay, call (800) 839-2280 (toll free) or (203) 369-3641, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2010.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	March 31,
	2010	2010
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$60,506	$53,143
Short term investments - available for sale	10,097	-
Accounts receivable, less allowance for doubtful
accounts of $4 and $5, respectively	1,452	2,097
Inventories - finished goods	14,735	29,064
Prepaid expenses and other current assets	1,659	610
Deferred tax assets	1,279	1,255
Prepaid income taxes	1,721	330
Total current assets	91,449	86,499

Long term investments	12,381	12,392
Property and equipment, net	3,909	4,429
Intangible asset	850	850

Total assets	$108,589	$104,170

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,331	$4,776
Accrued expenses and other current liabilities	2,363	2,312
Total current liabilities	6,694	7,088

Deferred tax liabilities	760	225

Total liabilities:	7,454	7,313

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized;
3 convertible shares issued and outstanding with a
liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized;
22,850 and 22,990 shares issued and outstanding, respectively	23	23
Additional paid-in capital	-	2,628
Retained earnings	101,180	94,305
Accumulated other comprehensive loss	(77)	(108)

Total shareholders' equity	101,135	96,857

Total liabilities and shareholders' equity	$108,589	$104,170

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Sales	$61,245	$62,447	$135,614	$139,616
Cost of sales	38,915	38,765	86,058	86,648

Gross profit	22,330	23,682	49,556	52,968

Operating expenses:
General and administrative	5,713	5,777	11,921	12,270
Advertising	8,575	7,752	17,415	17,624
Depreciation and amortization	315	323	665	645
Total operating expenses	14,603	13,852	30,001	30,539

Income from operations	7,727	9,830	19,555	22,429

Other income:
Interest income, net	101	58	167	119
Other, net	30	1	33	3
Total other income	131	59	200	122

Income before provision for income taxes	7,858	9,889	19,755	22,551

Provision for income taxes	2,881	3,624	7,552	8,211

Net income	$4,977	$6,265	$12,203	$14,340

Net income per common share:
Basic	$0.22	$0.28	$0.54	$0.64
Diluted	$0.22	$0.28	$0.54	$0.63

Weighted average number of common shares outstanding:
Basic	22,616	22,614	22,668	22,569
Diluted	22,741	22,755	22,804	22,718

Cash dividends declared per common share	$0.125	$0.100	$0.225	$0.100

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands) (Unaudited)

	Six Months Ended
	September 30,
	2010	2009
Cash flows from operating activities:
Net income	$12,203	$14,340
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	665	645
Share based compensation	1,044	722
Deferred income taxes	511	206
Bad debt expense	20	47
(Increase) decrease in operating assets
and increase (decrease) in liabilities:
Accounts receivable	625	87
Inventories - finished goods	14,328	10,832
Prepaid income taxes	(1,391)	(1,527)
Prepaid expenses and other current assets	(1,049)	(205)
Accounts payable	(287)	849
Accrued expenses and other current liabilities	9	109
Net cash provided by operating activities	26,678	26,105

Cash flows from investing activities:
Net change in investments	(10,054)	2,150
Purchases of property and equipment	(303)	(583)
Net cash (used in) provided by investing activities	(10,357)	1,567

Cash flows from financing activities:
Dividends paid	(5,121)	(2,264)
Purchases of treasury stock	(4,213)	-
Proceeds from the exercise of stock options	252	476
Tax benefit related to stock options exercised	124	178
Net cash used in financing activities	(8,958)	(1,610)

Net increase in cash and cash equivalents	7,363	26,062
Cash and cash equivalents, at beginning of period	53,143	30,126

Cash and cash equivalents, at end of period	$60,506	$56,188

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$8,308	$9,355

Property and equipment purchases in accounts payable	$158	$528

Dividends payable in accrued expenses	$90	$19

Exhibit 99.1 Page 4 of 4